Exhibit 99.1

For information contact:

Gregory Mann, Chief Financial Officer

PLC Systems

508-541-8800

gmann@plcmed.com

PLC Systems Announces Date for 2014 Annual and Special Meeting of Shareholders

MILFORD, Mass.—August 22, 2014 -- PLC Systems Inc. (OTCBB: PLCSF) (“PLC”), a medical device company focused on innovative technologies for the cardiac and vascular markets, today announced that the date has been established for its 2014 annual and special meeting of shareholders. The meeting will take place on Thursday, September 18, 2014, at 10:30 a.m. Eastern time at the Doubletree Hotel in Milford, Massachusetts.

At the meeting, shareholders of record as of August 11, 2014, will be asked to approve a series of proposals that would result in a wholly owned subsidiary of PLC merging with a private company, Viveve, Inc., and the RenalGuard operations of PLC being spun off into a private company owned by a current debt holder of PLC, GCP IV LLC. All proposals have been unanimously approved by PLC’s Board of Directors. A proxy statement containing more information about these proposals has been mailed to all stockholders of record as of the record date.

About PLC Systems Inc.

PLC Medical Systems, Inc., the operating subsidiary of PLC Systems Inc., is a medical device company focused on innovative technologies for the cardiac and vascular markets. PLC Medical Systems, Inc.'s lead product, RenalGuard®, significantly reduces the onset of CIN in at-risk patients undergoing certain cardiac and vascular imaging procedures. CIN is a form of acute kidney injury resulting from toxic contrast agents that occurs in 10% to 20% of at-risk patients. RenalGuard is CE-marked and is being sold in Europe and certain countries around the world via a network of distributors. Two investigator-sponsored studies in Europe have demonstrated RenalGuard's effectiveness at preventing CIN. The CIN-RG RenalGuard pivotal study is underway in the U.S. to support a planned Premarket Approval filing with the U.S. Food and Drug Administration. Additional company information can be found at www.plcmed.com.

This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. Our statements of our objectives are also forward-looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release. Actual results could differ materially from those indicated by such forward-looking statements as a result of a variety of important factors, including that we may not receive necessary regulatory approvals to market our RenalGuard product or that such approvals may be withdrawn, the U.S. clinical trial for RenalGuard may not be completed in a timely fashion, if at all, or, if this clinical trial is completed, it may not produce clinically significant or meaningful results, the RenalGuard product may not be commercially accepted, operational changes, the need for additional financing, competitive developments may affect the market for our products, regulatory approval requirements may affect the market for our products, operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the merger transaction; the benefits of the proposed merger transaction may not meet the parties or shareholders expectations; the conditions to the completion of the proposed merger and related transactions may not be satisfied; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed merger and additional risk factors described in the "Forward Looking Statements" section of our Annual Report on Form 10-K for the year ended December 31, 2013, a copy of which is on file with the SEC.

PLC Systems, PLC Medical Systems, PLC, RenalGuard and RenalGuard System are trademarks of PLC Systems Inc.

Important Information for PLC Shareholders

In connection with the proposed merger, PLC has filed a definitive proxy statement with the SEC and has mailed it to its shareholders as of the record date. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT PLC FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS.

PLC and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about PLC’s directors and executive officers is set forth in Amendment No. 1 to PLC’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on April 30, 2014. Additional information regarding these persons and their interests in the proposed merger is included in the definitive proxy statement relating to the proposed merger that has been filed with the SEC. The definitive proxy statement, any additional proxy materials and PLC’s other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, by going to PLC’s corporate website or by contacting PLC’s Investor Relations department by phone at (508) 541-8800 x145, or by mail at PLC Systems Inc., Investor Relations, 459 Fortune Boulevard, Milford, Massachusetts 01757.